Exhibit 99.1

STERIS CORPORATION ANNOUNCES FISCAL 2012 SECOND QUARTER RESULTS

Mentor, Ohio (November 2, 2011)—STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2012 second quarter ended September 30, 2011. As reported, fiscal 2012 second quarter revenue grew 10% to $342.7 million compared with $312.4 million in the second quarter of fiscal 2011.

As reported, fiscal 2012 second quarter net income was $29.6 million, or $0.50 per diluted share, compared with $35.7 million, or $0.59 per diluted share in the second quarter of fiscal 2011, which included a $0.04 tax benefit as a result of the $110 million liability related to the SYSTEM 1 Rebate Program. Please see the attached schedules for more information, including comparisons which exclude the impact of the SYSTEM 1 Rebate Program.

“We are pleased with our top line growth for the quarter and we believe that the underlying fundamentals in our markets are solid,” said Walt Rosebrough, President and Chief Executive Officer of STERIS. “Our Healthcare capital equipment sales increased mid-single digits, excluding SYSTEM 1E shipments, and we reported strong results in our other segments. Our operating results also include certain investments we are making for the long-term benefit of the Company, totaling $8 million in the quarter, which resulted in lower earnings. However, we anticipate that the amount of investment will be lower in the second half of the year. As a result, our outlook for the full year remains unchanged.”

Segment Results

Healthcare revenue in the quarter increased 11% to $243.2 million compared with $220.1 million in the second quarter of fiscal 2011. Revenue growth was driven by 25% growth in capital equipment and a 2% increase in service revenue, offset by a 6% decline in consumable revenue. Operating income was $28.0 million compared with $38.1 million in last year’s second quarter. The decline in operating income year over year was due to a reduction in gross margin, costs associated with strategic investments and investments made to improve product reliability.

Life Sciences second quarter revenue increased 10% to $58.9 million compared with $53.5 million in the second quarter of fiscal 2011. Revenue growth was driven by an 18% increase in capital equipment, 8% growth in consumables and 4% growth in service revenue. Life Sciences operating income was $11.1 million compared with $9.4 million in the second quarter last year. The increase in operating income was a result of higher volumes and improved operating efficiencies.

Fiscal 2012 second quarter revenue for Isomedix Services was $40.0 million compared with $38.0 million in the same period last year, an increase of 5%. Revenue benefited from increased volumes from core medical device Customers. Operating income was $11.2 million in the quarter compared with $10.0 million in the second quarter of last year.

First Half Results

As reported, fiscal 2012 first half revenues were $661.3 million compared with $501.4 million in the first half of fiscal 2011. Adjusting for the impact of recording the $110 million liability related to the SYSTEM 1 Rebate Program, fiscal 2011 first half revenue was $603.7 million. As reported, first half net income for fiscal 2012 was $58.3 million or $0.98 per diluted share compared with a net loss of $9.5 million or ($0.16) per diluted share in the first half of last year. Excluding the SYSTEM 1 Rebate Program, net income was $60.8 million or $1.01 per diluted share in the first half of fiscal 2011. Please see the attached schedules for more information, including comparisons which exclude the impact of the SYSTEM 1 Rebate Program.

Cash Flow

Net cash provided by operations for the first half of fiscal 2012 was $60.5 million, compared with $56.4 million in the same period last year. Free cash flow (see note 1) for the first half of fiscal 2012 was $26.1 million, compared with $29.3 million in the prior year. The decline in free cash is primarily due to an $8 million increase in capital spending in the first half of fiscal 2012.

During the quarter, the Company repurchased 1.3 million shares of its common stock at an average price of $30.08 per share for a total amount of $40.1 million. Approximately $128 million remains available for additional purchases under the current share repurchase authorization.

Dividend Announcement

The Company also announced today that STERIS’s Board of Directors has authorized a quarterly dividend of $0.17 per common share. The dividend is payable December 21, 2011 to shareholders of record at the close of business on November 23, 2011.

Outlook

The Company’s outlook for the fiscal year is unchanged, with revenue growth of 8-10% and earnings per diluted share in the range of $2.25 to $2.45.

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-800-369-8428 in the United States and Canada, and

1-773-799-3378 internationally, then referencing the password “STERIS”. For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern time today, either over the Internet at www.steris-ir.com or via phone by calling 1-800-294-0358 in the United States and Canada, and 1-402-220-9749 internationally.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company has approximately 5,000 dedicated employees around the world working together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government Customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

(1)	Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future principal debt repayments, growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

STERIS Corporation

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$342,707	$312,425	$661,346	$603,718
SYSTEM 1 Rebate Program	—	—	—	(102,313)

Revenues, net	342,707	312,425	661,346	501,405
Cost of revenues	209,398	177,370	395,112	340,593
Cost of revenues—SYSTEM 1 Rebate Program	—	—	—	7,691

Gross profit	133,309	135,055	266,234	153,121

Operating expenses:
Selling, general, and administrative	76,652	71,999	153,661	144,116
Research and development	8,915	8,043	17,672	16,652
Restructuring expense	99	105	357	446

Total operating expenses	85,666	80,147	171,690	161,214

Income (loss) from operations	47,643	54,908	94,544	(8,093)
Non-operating expense, net	2,399	2,808	5,503	5,653
Income tax expense	15,680	16,389	30,746	(4,247)

Net income (loss)	$29,564	$35,711	$58,295	$(9,499)

Earnings per common share (EPS) data:
Basic	$0.50	$0.60	$0.99	$(0.16)

Diluted	$0.50	$0.59	$0.98	$(0.16)

Cash dividends declared per common share outstanding	$0.17	$0.15	$0.32	$0.26

Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	58,744	59,356	59,000	59,377
Diluted number of common shares outstanding	59,380	60,049	59,741	59,377

Consolidated Condensed Balance Sheets

(In thousands)

	September 30,	March 31,
	2011	2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$134,111	$193,016
Accounts receivable, net	236,765	272,248
Inventories, net	185,223	167,344
Other current assets	69,927	73,198

Total Current Assets	626,026	705,806
Property, plant, and equipment, net	378,112	370,402
Goodwill and intangible assets, net	335,489	318,810
Other assets	32,633	31,667

Total Assets	$1,372,260	$1,426,685

Liabilities and Equity
Current liabilities:
Accounts payable	$71,451	$90,981
Accrued SYSTEM 1 Rebate Program and class action settlement	111,762	127,683
Other current liabilities	118,601	126,082

Total Current Liabilities	301,814	344,746
Long-term debt	210,000	210,000
Other liabilities	83,443	83,274
Equity	777,003	788,665

Total Liabilities and Equity	$1,372,260	$1,426,685

Segment Data

(In thousands)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Revenues:
Healthcare	$243,176	$220,114	$466,400	$426,193
SYSTEM 1 Rebate Program	—	—	—	(102,313)

Healthcare, net	243,176	220,114	466,400	323,880
Life Sciences	58,915	53,513	111,783	100,127
STERIS Isomedix Services	39,999	37,964	82,002	75,640

Total Reportable Segments	342,090	311,591	660,185	499,647
Corporate and Other	617	834	1,161	1,758

Total Segment Revenues	$342,707	$312,425	$661,346	$501,405

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Operating Income (Loss) :
Healthcare	$27,994	$38,063	$54,262	$(39,849)
Life Sciences	11,064	9,435	20,523	15,730
STERIS Isomedix Services	11,215	10,024	24,174	20,608

Total Reportable Segments	50,273	57,522	98,959	(3,511)
Corporate and Other	(2,630)	(2,614)	(4,415)	(4,582)

Total Operating Income (Loss)	$47,643	$54,908	$94,544	$(8,093)

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Six Months Ended September 30,
	2011	2010
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$58,295	$(9,499)
Non-cash items	50,428	(7,629)
Change in Accrued SYSTEM 1 Rebate Program and class action settlement	(15,921)	109,956
Changes in operating assets and liabilities	(32,265)	(36,471)

Net cash provided by operating activities	60,537	56,357

Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(34,445)	(27,242)
Proceeds from sale of property, plant, equipment and intangibles	—	192
Acquisition of business, net of cash acquired	(22,269)	—

Net cash used in investing activities	(56,714)	(27,050)

Financing Activities:
Repurchases of common shares	(43,679)	(16,627)
Cash dividends paid to common shareholders	(18,928)	(15,459)
Stock option and other equity transactions, net	3,172	3,290
Tax benefit from stock options exercised	745	786

Net cash used in financing activities	(58,690)	(28,010)
Effect of exchange rate changes on cash and cash equivalents	(4,038)	1,135

(Decrease) increase in cash and cash equivalents	(58,905)	2,432
Cash and cash equivalents at beginning of period	193,016	214,971

Cash and cash equivalents at end of period	$134,111	$217,403

The following table presents a financial measure which is considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future principal debt repayments, growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

	Six Months Ended
	September 30,
	2011	2010
	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$60,537	$56,357
Purchases of property, plant, equipment, and intangibles, net	(34,445)	(27,242)
Proceeds from the sale of property, plant, equipment, and intangibles	—	192

Free Cash Flow	$26,092	$29,307

Unaudited Supplemental Financial Data

Second Quarter Fiscal 2012

As of September 30, 2011

	FY 2012	FY 2012	FY 2011	FY 2011
Total Company Revenues	Q2	YTD	Q2	YTD
Capital	$149,225	$273,844	$120,308	$121,247
Adjusted capital revenues (1)	na	na	na	223,560
Consumables	74,277	151,671	76,784	153,117
Service	119,205	235,831	115,333	227,041

Total Recurring	193,482	387,502	192,117	380,158

Total Revenues	$342,707	$661,346	$312,425	$501,405

Adjusted total revenues (1)	na	na	na	$603,718
United States Revenues	$257,635	$502,471	$237,953	$361,728
Adjusted United States revenues (1)	na	na	na	464,041
United States Revenues as a % of Total (1)	75%	76%	76%	77%
International Revenues	$85,072	$158,875	$74,472	$139,677
International Revenues as % of Total	25%	24%	24%	23%

Segment Data	Q2	YTD	Q2	YTD
Healthcare
Revenues
Capital	$127,077	$233,969	$101,580	$88,605
Adjusted Capital (1)	na	na	na	190,918
Consumables	56,684	115,789	60,443	120,925
Service	59,415	116,642	58,091	114,350

Total Recurring	116,099	232,431	118,534	235,275

Total Healthcare Revenues	$243,176	$466,400	$220,114	$323,880

Adjusted Total Healthcare Revenues (1)	na	na	na	$426,193
Operating Income (Loss)	27,994	54,262	38,063	(39,849)

Adjusted Operating Income (Loss) (1)	na	na	na	70,155
Life Sciences
Revenues
Capital	$22,148	$39,793	$18,728	$32,642
Consumables	17,593	35,882	16,341	32,192
Service	19,174	36,108	18,444	35,293

Total Recurring	36,767	71,990	34,785	67,485

Total Life Sciences Revenues	$58,915	$111,783	$53,513	$100,127

Operating Income (Loss)	11,064	20,523	9,435	15,730

Isomedix Services
Revenues	$39,999	$82,002	$37,964	$75,640
Operating Income (Loss)	11,215	24,174	10,024	20,608

Corporate and Other
Revenues	$617	$1,161	$834	$1,758
Operating Income (Loss)	(2,630)	(4,415)	(2,614)	(4,582)

Other Data	Q2	YTD	Q2	YTD
Healthcare Backlog	$148,197	$148,197	$150,034	$150,034
Life Sciences Backlog	41,193	41,193	37,952	37,952

Total Backlog	$189,390	$189,390	$187,986	$187,986
Free Cash Flow	$29,699	$26,092	$12,021	$29,307
Net Debt	$75,889	$75,889	$(7,403)	$(7,403)

(1)	Adjusted measures are presented excluding the impact of the SYSTEM 1 Rebate Program. See attached reconciliations of these non-GAAP financial measures to their nearest GAAP measure.

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company’s most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.

Non-GAAP Financial Measures

(In thousands, except per share data)

The Company has referred to certain adjusted financial measures regarding the results of operations excluding the SYSTEM 1 Rebate Program and related disposal costs and restructuring to provide meaningful comparative analysis between the periods. These financial measures are considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Reconciliation of each financial measure to its nearest GAAP financial measure is provided in the table below.

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Revenues	$342,707	$312,425	$661,346	$501,405
Impact of SYSTEM 1 Rebate Program	—	—	—	102,313

Adjusted revenues	$342,707	$312,425	$661,346	$603,718

Operating income	$47,643	$54,908	$94,544	$(8,093)
Impact of SYSTEM 1 Rebate Program	—	—	—	110,004
Restructuring	66	100	286	446

Adjusted operating income	$47,709	$55,008	$94,830	$102,357

Net income	$29,564	$35,711	$58,295	$(9,499)
Impact of SYSTEM 1 Rebate Program, net of tax	—	(2,704)	—	70,344
Restructuring, net of tax	42	64	183	285

Adjusted net income	$29,606	$33,071	$58,478	$61,130

Net Income per diluted share	$0.50	$0.59	$0.98	$(0.16)
Impact of SYSTEM 1 Rebate Program, net of tax	—	(0.04)	—	1.17
Restructuring, net of tax	—	—	—	—

Adjusted net income per diluted share	$0.50	$0.55	$0.98	$1.01

Healthcare revenues	$243,176	$220,114	$466,400	$323,880
Impact of SYSTEM 1 Rebate Program	—	—	—	102,313

Adjusted Healthcare revenues	$243,176	$220,114	$466,400	$426,193

Healthcare capital revenues	$127,077	$101,580	$233,969	$88,605
Impact of SYSTEM 1 Rebate Program	—	—	—	102,313

Adjusted Healthcare capital revenues	$127,077	$101,580	$233,969	$190,918

Healthcare operating income	$27,994	$38,063	$54,262	$(39,849)
Impact of SYSTEM 1 Rebate Program	—	—	—	110,004
Restructuring	66	100	286	464

Adjusted healthcare operating income	$28,060	$38,163	$54,548	$70,619

Capital revenues	$149,225	$120,308	$273,844	$121,247
Impact of SYSTEM 1 Rebate Program	—	—	—	102,313

Adjusted capital revenues	$149,225	$120,308	$273,844	$223,560

United States revenues	$257,635	$237,953	$502,471	$361,728
Impact of SYSTEM 1 Rebate Program	—	—	—	102,313

Adjusted United States revenues	$257,635	$237,953	$502,471	$464,041

This news release and the referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in the referenced release or conference call or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, rebate program, transition, cost reductions, business strategies, earnings or revenue trends or future financial results (including without limitation the settlement of the SYSTEM 1 class action litigation and the regulatory submission for the SYSTEM 1E indicator). References to products, the consent decree, the transition or rebate program, or the class action settlement, are summaries only and do not alter or modify the specific terms of the decree, settlement, program or product clearance or literature. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications or the Company’s rebate program, transition plan or other business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning letters, government investigations, the December 3, 2009 or February 22, 2010 FDA notices, the April 20, 2010 consent decree and related transition plan and rebate program, the SYSTEM 1E device, the outcome of any pending FDA requests and submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (d) the potential of international unrest or effects of fluctuations in currencies, tax assessments or anticipated rates, raw material costs, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated growth, cost savings, rebate assumptions, new product acceptance, performance or approvals, including without limitation SYSTEM 1E and accessories thereto, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with our business, industry or initiatives including, without limitation, the consent decree, rebate program, and the transition from the SYSTEM 1 processing system or those matters described in our Form 10-K for the year ended March 31, 2011 and other securities filings, may adversely impact company performance, results, prospects or value, (g) the effect of the contraction in credit availability, as well as the ability of our Customers and suppliers to adequately access the credit markets when needed, and (h) those risks described in our securities filings including our Annual Report on Form 10-K for the year ended March 31, 2011, and other securities filings.

Contact: Julie Winter, Director, Investor Relations at 440-392-7245.